Exhibit 99.1

Ceridian Reports First Quarter 2023 Results

Dayforce recurring revenue up 43.8% year-over-year, or 46.0% on a constant currency basis

Total revenue of $370.6 million, up 26.4% year-over-year, or 29.3% on a constant currency basis

Operating profit of $38.4 million and adjusted operating profit of $88.5 million

Minneapolis, MN and Toronto, ON, May 3, 2023 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE:CDAY) (TSX:CDAY), a global leader in human capital management (HCM) technology, today announced its financial results for the first quarter ended March 31, 2023.

“I am very pleased with our performance in the first quarter – as Dayforce recurring revenue grew 44% or 46% on a constant currency basis and we exceeded our profitability objectives,” said David Ossip, Chair and Co-CEO of Ceridian. “Looking ahead, I continue to be confident in our ability to execute and take market share as demand for our global people platform remains resilient.”

“The strength of the Ceridian community continues to grow – with 6,179 Dayforce customers live and continued expansion of our partner ecosystem,” said Leagh Turner, Co-CEO of Ceridian. “In this dynamic environment, we are seeing more global enterprise organizations choose Ceridian to manage their people operations and drive their transformations given our breadth and depth of product and relentless focus on customer experience.”

“Our first quarter results exceeded guidance across all metrics," said Noemie Heuland, CFO of Ceridian. “We start the year with strong Dayforce recurring revenue growth and continued operating profit expansion. This gives us confidence to raise our Dayforce recurring revenue, excluding float and profitability targets for the year as we progress towards our mid-term commitment of profitable growth.”

Financial Highlights for the First Quarter 20231

•
Total revenue was $370.6 million, an increase of 26.4%, or 29.3% on a constant currency basis.
•
Dayforce recurring revenue was $271.2 million, an increase of 43.8%, or 46.0% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $229.6 million, an increase of 27.3%, or 29.3% on a constant currency basis. Tax migration from legacy infrastructure to the same platform as Dayforce contributed approximately 600 basis points of growth to Dayforce recurring revenue, excluding float in the first quarter of 2023.
•
Cloud recurring gross margin was 77.3%, compared to 69.3%. Adjusted cloud recurring gross margin was 78.7%, compared to 75.5%.
•
Operating profit was $38.4 million, or 10.4% of revenue, compared to operating loss of $18.9 million. Adjusted operating profit was $88.5 million, or 23.9% of revenue, compared to $44.4 million, or 15.1% of revenue.
•
Net income was $9.9 million, compared to net loss of $27.4 million. Adjusted net income was $49.3 million, compared to $20.5 million.
•
Adjusted EBITDA was $105.4 million, compared to $57.4 million.
•
Diluted net income per share was $0.06, compared to diluted net loss of $0.18. Adjusted diluted net income per share was $0.31, compared to $0.13.
•
Net cash provided by operating activities was $11.3 million, compared to $5.5 million.

Supplemental Detail

•
6,179 Dayforce customers were live on the Dayforce platform as of March 31, 2023, an increase of 186 customers since December 31, 2022 and an increase of 570 customers since March 31, 2022 or 10.2% year-over-year.

1 | Q1 2023 Earnings Release

•
Dayforce recurring revenue per customer was $126,127 for the trailing twelve months ended March 31, 2023, an increase of 13.7%.2
•
The average float balance for Ceridian's customer funds during the quarter increased 3.3% to $5.26 billion and the average yield on Ceridian's float balance was 3.62%, an increase of 271 basis points year over year. As a result, float revenue from invested customer funds was $46.9 million. The allocation of float revenue to Dayforce and Cloud revenue was $41.6 million and $46.2 million, respectively.

1 The financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in United States ("U.S.") dollars unless otherwise stated.

2 Excluding float revenue, the impact of lower employment levels in 2021 due to the Coronavirus disease 2019 ("COVID-19") pandemic, Ascender and ADAM HCM revenue and on a constant currency basis. Please refer to the “Non-GAAP Financial Measures” section for discussion of revenue on a constant currency basis.

Business Highlights

•
Ceridian continued its expansion of the Ceridian Partner Network ("CPN") globally, and plans to further equip partners to deliver on the value and vision of Dayforce at its upcoming Partner Summit in Chicago.
•
Ceridian was recognized as an employer of choice by Forbes Best Places to Work in Canada 2023, Diversio’s Top 20 Most Innovative DEI Companies 2022, and the Bloomberg Gender-Equality Index 2023.
•
Ceridian was upgraded by Moody’s to B2 from B3 on improving operating performance and stronger liquidity profile.
•
Ceridian released its 2023 ESG report, reaffirming its commitment to operating sustainably and maintaining the highest standards of corporate citizenship. Highlights include steps taken to combat climate change, ensure responsible innovation, and support Ceridian employees and their families.
•
Ceridian will welcome customers, prospects, and partners to its upcoming Ceridian Summits in Chicago and Atlanta. Attendees will learn how Dayforce can transform their organizations for the new world of work and deliver value at every touchpoint.

Sales Highlights

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A humanitarian aid and community services charity in Australia chose Dayforce to support 27,800 employees, with plans to double this number over the next five years.
•
A U.S. provider of voice and data network communications with 11,500 employees in 30 states chose Dayforce as a single HCM platform to drive efficiency and manage workforce complexity.
•
A Canadian automobile company with 8,000 employees replaced its legacy platform with Dayforce Workforce Management, Industry Solutions, and Benefits to help reduce operating risk and increase data visibility.
•
A leading supplier of quality building materials and construction products chose the full suite of Dayforce products for its 5,900 employees across the U.S. and Canada.
•
A worldwide leader in tech-enabled creative production with 4,200 employees selected Dayforce for Managed Pay, Time, and Talent Intelligence to overcome global reporting challenges and help improve compliance.
•
A global maritime shipping classification agency chose Dayforce as its global people platform for over 4,000 employees in 56 countries.
•
A major international theatre organization selected Dayforce to unify pay and time across 4,000 employees in the United Kingdom.
•
One of Eastern Australia’s largest professional cleaning service providers with 3,400 employees chose Dayforce as a modern, unified HCM solution to provide real-time data visibility and streamline communication.

2 | Q1 2023 Earnings Release

Customer Highlights

•
A multinational chemical and consumer goods company with 60,000 employees globally is continuing its implementation journey with Ceridian. The company recently went live with Dayforce Pay and Time for 1,100 employees in four more countries, bringing its implementation of Dayforce to a total of 15 countries and approximately 15,000 employees to date.
•
A global leader in contingent workforce management recently launched Dayforce to improve the experience and increase scalability across 18,000 contingent workers in the U.S.
•
One of the world’s largest payment processing corporations with 15,000 employees in 79 countries has gone live with Dayforce HR, Payroll, and Workforce Management in Ireland and Denmark.
•
A multi-brand retail company with approximately 11,000 employees at over 650 locations in the U.S. and Canada went live with Dayforce HR, Benefits, Time, Advanced Scheduling, and Learning for its U.S. population.
•
Kenya’s largest online supermarket with over 84 retail locations went live with Dayforce Global Employee Data and Workforce Management for 8,000 employees.
•
A global online gaming and hospitality group implemented Dayforce Payroll for 6,000 employees in the United Kingdom, and Global Employee Data across seven countries.
•
One of the world’s largest family entertainment centers with 5,000 employees in seven countries migrated its Australian operations to Dayforce for Payroll and Time and Attendance.
•
An American multinational semiconductor company recently went live with Ceridian Ascender PeoplePay for Payroll and point-to-point integration for over 1,400 employees in Malaysia, Singapore, China, and Taiwan.
•
Ceridian had more than 1,540 customers signed onto Dayforce Wallet with over 930 customers live as of March 31, 2023. The average registration rate was above 50% across all eligible employees and the typical Dayforce Wallet user transacts on average 25 times per month throughout a calendar year.

Platform and Roadmap Highlights

Ceridian continues to advance the breadth and depth of the Dayforce platform, with new innovations delivered in Q1 including:

•
A series of experience and automation capabilities to significantly reduce recruiting and talent development cycles including integrations to streamline onboarding, mass hire to automate high volume hiring, and instant access to assigned courses on the Dayforce Hub.
•
The launch of Agile Organization Management to enable human resource teams with real-time workforce planning, including during times of organizational change or mass data migration.
•
Enhanced Dayforce Data and Analytics capabilities through improved visualizations and reporting, enabling better, faster, and more actionable business intelligence.
•
Advanced Dayforce payroll automation with Payroll Elections Management that eliminates administrative time spent assigning elections to employees.
•
The launch of Integration Studio to empower customers and partners to build code-free integrations between Dayforce and customers’ ecosystem of cloud and on-premise applications, simplifying and dramatically reducing cost and complexity for integrations.
•
Continued Dayforce Payroll momentum globally with expansion into Latin American regions, including local support for Mexico.
•
Expanded vertical capabilities with Dayforce Industry Solutions, enabling complex rate calculations within industries such as construction, hospitality, and retail.
•
Overtime Equalization into Dayforce Workforce Management to improve fairness and equity when assigning and allocating overtime.

3 | Q1 2023 Earnings Release

Business Outlook

Based on information available as of May 3, 2023, Ceridian is issuing the following guidance for the second quarter and full year of 2023 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

Second Quarter 2023 Guidance

•
Total revenue of $356 million to $360 million, an increase of 18% to 20% or 20% to 22% on a constant currency basis.
•
Dayforce recurring revenue, excluding float of $223 million to $225 million, an increase of 22% to 23% or 23% to 24% on a constant currency basis.
o
Tax migration from legacy infrastructure to the same platform as Dayforce is expected to contribute approximately 400 basis points of growth in the second quarter of 2023.
•
Float revenue of $38 million.
•
Adjusted EBITDA of $87 million to $90 million.

Full Year 2023 Guidance

•
Total revenue of $1,480 million to $1,500 million, an increase of 19% to 20% or 20% to 21% on a constant currency basis.
•
Dayforce recurring revenue, excluding float of $939 million to $949 million, an increase of 25% to 26% or 26% to 27% on a constant currency basis.
o
Tax migration from legacy infrastructure to the same platform as Dayforce is expected to contribute approximately 460 basis points of growth in fiscal year 2023.
•
Float revenue of $150 million.
•
Adjusted EBITDA of $366 million to $379 million.

4 | Q1 2023 Earnings Release

Supplemental guidance details

Second Quarter 2023 Guidance		Supplemental Commentary and Factors
Total Revenue	$356 million to $360 million, an increase of 18% to 20% or 20% to 22% on a constant currency basis.

Ceridian expects Other recurring revenue, excluding float[1] to decline approximately 36% to 38% or 33% to 35% on a constant currency basis as a result of tax modernization and the sunsetting of certain legacy solutions.

Ceridian expects PowerPay recurring revenue, excluding float to decline low single digits on a GAAP basis and to increase low single digits on a constant currency basis.

Dayforce recurring revenue, excluding float	$223 million to $225 million, an increase of 22% to 23% or 23% to 24% on a constant currency basis.

Ceridian expects employment levels to reflect a normalized seasonal cadence.

Ceridian expects tax modernization and migration to contribute approximately 400 basis points of growth in the second quarter.

Float revenue	$38 million	Float guidance reflects the near-term rate environment and the rolling maturity of the laddered core portfolio.
Adjusted EBITDA	$87 million to $90 million	Ceridian continues to make investments to expand its global HCM footprint.
(1)
Other recurring revenue, previously described as Bureau, primarily consists of Asia Pacific Japan ("APJ") region and legacy North American solutions.

Fiscal Year 2023 Guidance		Supplemental Commentary and Factors
Total Revenue	$1,480 million to $1,500 million, an increase of 19% to 20% or 20% to 21% on a constant currency basis.

Ceridian expects Other recurring revenue, excluding float[1] to decline approximately 35% to 38% or 34% to 37% on a constant currency basis as a result of tax modernization and the sunsetting of certain legacy solutions.

Ceridian expects PowerPay recurring revenue, excluding float to decline low single digits on a GAAP basis and to increase low single digits on a constant currency basis.

Dayforce recurring revenue, excluding float	$939 million to $949 million, an increase of 25% to 26% or 26% to 27% on a constant currency basis.	Ceridian expects employment levels to reflect a normalized seasonal cadence. Ceridian expects tax modernization and migration to contribute approximately 460 basis points of growth in fiscal year 2023.
Float revenue	$150 million	Float guidance reflects the near-term rate environment and the rolling maturity of the laddered core portfolio.
Adjusted EBITDA	$366 million to $379 million	Ceridian continues to make investments to expand its global HCM footprint.
(1)
Other recurring revenue, previously described as Bureau, primarily consists of APJ region and legacy North American solutions.

5 | Q1 2023 Earnings Release

Ceridian has not reconciled the Adjusted EBITDA range for the second quarter or full year of 2023 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

Foreign Exchange

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.35, with a daily range of $1.33 to $1.39 for the three months ended March 31, 2023, compared to $1.27, with a daily range of $1.25 to $1.29 for the three months ended March 31, 2022. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Ceridian presents revenue on a constant currency basis, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

For the full year and second quarter of 2023, Ceridian's guidance assumes an average U.S dollar to Canadian dollar foreign exchange rate of $1.34, compared to an average rate of $1.28 and $1.25 for the second quarter and full year of 2022, respectively.

Conference Call Details

Ceridian will host a conference call to discuss the first quarter 2023 earnings at 5:00 p.m. Eastern Time on May 3, 2023. A live Zoom Video Webinar of the event can be accessed at that time, through a direct registration link at https://ceridian.zoom.us/webinar/register/WN_DXvw7KxXRMCoBaEHKgysNw. Alternatively, the event can be accessed from the Events & Presentations page on Ceridian’s Investor Relations website at https://investors.ceridian.com. A replay will be available on Ceridian’s Investor Relations website approximately two hours after the conclusion of the live event, accessible for approximately one year.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

6 | Q1 2023 Earnings Release

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Ceridian’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fiscal year of 2023, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Ceridian has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Ceridian’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

•
its inability to manage its growth effectively or execute on its growth strategy;
•
its failure to provide new or enhanced functionality and features;
•
its inability to successfully compete in the market in which Ceridian operates and expand its current offerings into new markets or further penetrate existing markets due to competition;
•
its inability to offer and deliver high-quality technical support, implementation and professional services;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•
its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
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its failure to manage its aging technical operations infrastructure;
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its inability to maintain necessary third-party relationships, and third-party software licenses, and identify errors in the software it licenses;
•
its inability to attract and retain senior management employees and highly skilled employees;
•
the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock; or
•
the duration and scope of the COVID-19 pandemic, including the uncertainty around the surge of different variants and the actions that governmental authorities may take in all the jurisdictions where Ceridian operates.

Although Ceridian has attempted to identify important risk factors, additional factors or events that could cause Ceridian’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Ceridian to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Ceridian’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Ceridian’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Ceridian will be able to maintain its relationships with its employees, customers and partners; Ceridian will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Ceridian. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made. Ceridian undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

7 | Q1 2023 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2023	2022
(Dollars in millions, except share data)
ASSETS
Current assets:
Cash and equivalents	$428.6	$431.9
Restricted cash	0.8	0.8
Trade and other receivables, net	204.6	180.1
Prepaid expenses and other current assets	122.3	98.0
Total current assets before customer funds	756.3	710.8
Customer funds	6,285.4	4,183.2
Total current assets	7,041.7	4,894.0
Right of use lease assets, net	20.1	24.3
Property, plant, and equipment, net	185.5	174.9
Goodwill	2,281.1	2,280.0
Other intangible assets, net	274.9	281.6
Other assets	258.2	262.4
Total assets	$10,061.5	$7,917.2
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$7.7	$7.8
Current portion of long-term lease liabilities	7.7	10.0
Accounts payable	61.1	54.3
Deferred revenue	47.0	41.2
Employee compensation and benefits	58.2	97.4
Other accrued expenses	31.3	24.0
Total current liabilities before customer funds obligations	213.0	234.7
Customer funds obligations	6,378.4	4,298.8
Total current liabilities	6,591.4	4,533.5
Long-term debt, less current portion	1,212.4	1,213.4
Employee benefit plans	15.7	17.7
Long-term lease liabilities, less current portion	22.2	23.7
Other liabilities	25.6	19.5
Total liabilities	7,867.3	5,807.8
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 155,006,926 and 153,856,645 shares issued and outstanding, respectively	1.6	1.5
Additional paid in capital	3,020.4	2,965.5
Accumulated deficit	(362.7)	(372.6)
Accumulated other comprehensive loss	(465.1)	(485.0)
Total stockholders’ equity	2,194.2	2,109.4
Total liabilities and stockholders' equity	$10,061.5	$7,917.2

8 | Q1 2023 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2023	2022
(Dollars in millions, except share and per share data)
Revenue:
Recurring	$317.9	$247.9
Professional services and other	52.7	45.4
Total revenue	370.6	293.3
Cost of revenue:
Recurring	80.1	82.3
Professional services and other	63.9	54.5
Product development and management	51.0	40.4
Depreciation and amortization	15.3	13.0
Total cost of revenue	210.3	190.2
Gross profit	160.3	103.1
Selling, general, and administrative	121.9	122.0
Operating profit (loss)	38.4	(18.9)
Interest expense, net	9.2	5.8
Other expense (income), net	0.8	(0.3)
Income (loss) before income taxes	28.4	(24.4)
Income tax expense	18.5	3.0
Net income (loss)	$9.9	$(27.4)
Net income (loss) per share:
Basic	$0.06	$(0.18)
Diluted	$0.06	$(0.18)
Weighted-average shares outstanding:
Basic	154,247,972	152,124,151
Diluted	157,700,701	152,124,151

9 | Q1 2023 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2023	2022
(Dollars in millions)
Net income (loss)	$9.9	$(27.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense	6.1	4.5
Depreciation and amortization	22.1	20.9
Amortization of debt issuance costs and debt discount	1.1	1.0
Provision for doubtful accounts	2.4	0.9
Net periodic pension and postretirement cost	0.4	1.2
Share-based compensation	40.2	35.5
Change in fair value of contingent consideration	3.5	0.8
Other	0.5	—
Changes in operating assets and liabilities:
Trade and other receivables	(26.9)	1.0
Prepaid expenses and other current assets	(20.6)	(14.1)
Accounts payable and other accrued expenses	4.2	(4.6)
Deferred revenue	6.0	(1.1)
Employee compensation and benefits	(40.1)	(8.2)
Accrued interest	(0.5)	(0.4)
Accrued taxes	8.3	(3.3)
Other assets and liabilities	(5.3)	(1.2)
Net cash provided by operating activities	11.3	5.5
Cash Flows from Investing Activities
Purchase of customer funds marketable securities	(72.5)	(276.9)
Proceeds from sale and maturity of customer funds marketable securities	100.5	112.1
Expenditures for property, plant, and equipment	(6.5)	(2.1)
Expenditures for software and technology	(21.9)	(17.8)
Other	(1.0)	—
Net cash used in investing activities	(1.4)	(184.7)
Cash Flows from Financing Activities
Increase in customer funds obligations, net	2,078.1	3,879.8
Proceeds from issuance of common stock under share-based compensation plans	14.8	6.0
Repayment of long-term debt obligations	(2.1)	(2.1)
Net cash provided by financing activities	2,090.8	3,883.7
Effect of exchange rate changes on cash, restricted cash, and equivalents	(7.7)	1.7
Net increase in cash, restricted cash, and equivalents	2,093.0	3,706.2
Cash, restricted cash, and equivalents at beginning of period	2,604.9	1,952.8
Cash, restricted cash, and equivalents at end of period	$4,697.9	$5,659.0
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$428.6	$354.8
Restricted cash	0.8	1.9
Restricted cash and equivalents included in customer funds	4,268.5	5,302.3
Total cash, restricted cash, and equivalents	$4,697.9	$5,659.0

10 | Q1 2023 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended March 31,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2023	2022	2023 vs. 2022		2023 vs. 2022
	(Dollars in millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$229.6	$180.3	27.3%	(2.0)%	29.3%
Dayforce float	41.6	8.3	401.2%	(7.5)%	408.7%
Total Dayforce recurring	271.2	188.6	43.8%	(2.2)%	46.0%
Powerpay recurring, excluding float	19.5	19.4	0.5%	(7.0)%	7.5%
Powerpay float	4.6	2.2	109.1%	(13.8)%	122.9%
Total Powerpay recurring	24.1	21.6	11.6%	(7.7)%	19.3%
Total Cloud recurring	295.3	210.2	40.5%	(2.8)%	43.3%
Other recurring (b)	22.6	37.7	(40.1)%	(2.8)%	(37.3)%
Total recurring revenue	317.9	247.9	28.2%	(2.8)%	31.0%
Professional services and other (c)	52.7	45.4	16.1%	(3.5)%	19.6%
Total revenue	$370.6	$293.3	26.4%	(2.9)%	29.3%

(a)
Ceridian has calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of revenue on a constant currency basis.
(b)
Other recurring contains solutions previously described as Bureau. Float attributable to this solution was $0.7 million and $0.9 million for the three months ended March 31, 2023, and 2022, respectively.
(c)
For the three months ended March 31, 2023, Professional services and other consisted of $49.4 million and $3.3 million associated with Dayforce and Other, respectively. For the three months ended March 31, 2022, Professional services and other consisted of $41.6 million, $3.6 million, and $0.2 million associated with Dayforce, Other, and Powerpay, respectively.

11 | Q1 2023 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables reconcile our reported results to our non-GAAP financial measures:

	Three Months Ended March 31, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring
Cloud	$66.9	77.3%	$4.0	$—	$—	$62.9	78.7%
Other	13.2		0.3	—	—	12.9
Total recurring	80.1		4.3	—	—	75.8
Professional services and other	63.9		4.4	—	—	59.5
Product development and management	51.0		8.1	—	—	42.9
Depreciation and amortization	15.3		—	—	—	15.3
Total cost of revenue	210.3		16.8	—	—	193.5
Sales and marketing	54.2		5.2	—	—	49.0
General and administrative	67.7		18.2	5.5	4.4	39.6
Operating profit	38.4	10.4%	40.2	5.5	4.4	88.5	23.9%
Other expense (income), net	0.8		—	—	1.1	(0.3)
Depreciation and amortization	22.1		—	(5.5)	—	16.6
EBITDA	59.7		40.2	—	5.5	105.4	28.4%
Interest expense, net	9.2		—	—	—	9.2
Income tax expense (c)	18.5		—	—	(11.8)	30.3
Depreciation and amortization	22.1		—	5.5	—	16.6
Net income	$9.9	2.7%	$40.2	$5.5	$(6.3)	$49.3	13.3%
Net income per share - basic (d)	$0.06		$0.26	$0.04	$(0.04)	$0.32
Net income per share - diluted (d)	$0.06		$0.25	$0.03	$(0.04)	$0.31

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $3.5 million related to the fair value adjustment for the DataFuzion contingent consideration, $1.1 million of foreign exchange loss, $0.8 million of restructuring consulting fees, and $0.1 million related to the abandonment of certain leased facilities, along with a $11.8 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted basic and diluted net income per share are calculated based upon 154,247,972 and 157,700,701 weighted-average shares of common stock, respectively.

12 | Q1 2023 Earnings Release

	Three Months Ended March 31, 2022
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring
Cloud	$64.6	69.3%	$3.5	$—	$9.6	$51.5	75.5%
Other	17.7		0.4	—	1.5	15.8
Total recurring	82.3		3.9	—	11.1	67.3
Professional services and other	54.5		2.9	—	0.2	51.4
Product development and management	40.4		5.8	—	3.3	31.3
Depreciation and amortization	13.0		—	—	—	13.0
Total cost of revenue	190.2		12.6	—	14.6	163.0
Sales and marketing	58.4		5.2	—	2.1	51.1
General and administrative	63.6		17.7	7.8	3.3	34.8
Operating (loss) profit	(18.9)	(6.4)%	35.5	7.8	20.0	44.4	15.1%
Other (income) expense, net	(0.3)		—	—	(0.4)	0.1
Depreciation and amortization	20.9		—	(7.8)	—	13.1
EBITDA	2.3		35.5	—	19.6	57.4	19.6%
Interest expense, net	5.8		—	—	—	5.8
Income tax expense (c)	3.0		—	—	(15.0)	18.0
Depreciation and amortization	20.9		—	7.8	—	13.1
Net (loss) income	$(27.4)	(9.3)%	$35.5	$7.8	$4.6	$20.5	7.0%
Net (loss) income per share - basic (d)	$(0.18)		$0.23	$0.05	$0.03	$0.13
Net (loss) income per share - diluted (d)	$(0.18)		$0.23	$0.05	$0.03	$0.13

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $17.3 million of severance charges, $1.9 million of restructuring consulting fees, $0.8 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $0.4 million related to the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and $0.8 million of foreign exchange gain, along with a $15.0 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP basic and diluted net loss per share are calculated based upon 152,124,151 weighted-average shares of common stock, and Adjusted basic and diluted net income per share are calculated based upon 152,124,151 and 155,766,268 weighted-average shares of common stock, respectively.

13 | Q1 2023 Earnings Release

Non-GAAP Financial Measures

Ceridian uses certain non-GAAP financial measures in this release including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net income (loss)
Adjusted EBITDA	Net income (loss)
Adjusted EBITDA margin	Net profit margin
Adjusted Cloud recurring gross margin	Cloud recurring gross margin
Adjusted operating profit	Operating profit (loss)
Adjusted operating profit margin	Operating profit (loss) margin
Adjusted net income	Net income (loss)
Adjusted net profit margin	Net profit margin
Adjusted diluted net income per share	Diluted net income (loss) per share
Revenue, including total revenue and revenue by solution, on a constant currency basis	Revenue, including total revenue and revenue by solution
Dayforce recurring revenue per customer	No directly comparable GAAP measure

Ceridian believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Ceridian's management team uses these non-GAAP financial measures to assess operating performance because these financial measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA is a component of its management incentive plan and Adjusted Cloud recurring gross margin is a component of certain performance based equity awards for its named executive officers. These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to Ceridian's results as reported under GAAP, have important limitations as analytical tools, and its use of these terms may not be comparable to similarly titled measures of other companies in our industry. Ceridian's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation.

Ceridian defines its non-GAAP financial measures as follows:

•
EBITDA is defined as net income (loss) before interest, taxes, depreciation, and amortization, and Adjusted EBITDA as EBITDA, as adjusted to exclude share-based compensation expense and related employer taxes, and certain other items.
•
Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
•
Adjusted Cloud recurring gross margin is defined as Cloud recurring gross margin, as adjusted to exclude share-based compensation and related employer taxes, and certain other items, as a percentage of total Cloud recurring revenue.
•
Adjusted operating profit is defined as operating profit (loss), as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items.
•
Adjusted operating profit margin is determined by calculating the percentage Adjusted operating profit is of total revenue.
•
Adjusted net income is defined as net income (loss), as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items, all of which are adjusted for the effect of income taxes.
•
Adjusted net profit margin is determined by calculating the percentage Adjusted net income is of total revenue.
•
Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments.

14 | Q1 2023 Earnings Release

•
Revenue, including total revenue and revenue by solution, on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
•
Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, Ceridian starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue, the impact of lower employment levels in 2021 due to the COVID-19 pandemic, and Ascender and ADAM HCM revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender and ADAM HCM. Ceridian has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@ceridian.com

Public Relations

1-647-417-2117

teri.murphy@ceridian.com

15 | Q1 2023 Earnings Release